Exhibit 10.6

GUARANTY OF LEASE

In order to induce K& R Properties (“Landlord”) to enter into that certain Lease dated 9-14, 2007 (the “Lease”) with KenKev II, a Maine Corporation (“Tenant”), VCG Holding Corp., a Colorado corporation (“Guarantor”) hereby makes the following agreements with and in favor of Landlord:

1.             Guarantor hereby guarantees, unconditionally and absolutely, the full and faithful performance and observance of all the covenants, terms, and conditions of the Lease to be performed and observed by Tenant, expressly including, without being limited to, the payment, when due, of Minimum Rent and additional rent payable under the Lease.

2.             If the Lease shall be modified in any respect by agreement between Landlord and Tenant, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all the covenants, terms and conditions of the Lease and of any such modification thereof.

3.             If the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the term of the Lease, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all the covenants, terms and conditions of the Lease and of any such modification thereof.

4.             Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection, and shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease. Guarantor waives any right to require that any action be brought against Tenant.

5.             Guarantor does not require any notice of Tenant’s nonpayment, nonperformance, or non-observance of the covenants, terms and conditions of the Lease.  Guarantor hereby expressly waives the right to receive such notice.

6.             Guarantor expressly agrees (without in any way limiting his liability under any other provision of this Guaranty) that Guarantor shall, at the request of Landlord, enter into a new lease with Landlord on the same terms and conditions as contained in the Lease immediately prior to its termination, for a term commencing on the termination date of the Lease and ending on the expiration date of the Lease, if the Lease shall be terminated due to a default by Tenant thereunder.

7.             The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

Landlord’s Initials	KW

Tenant’s Initials	TL

8.             Until all of Tenant’s obligations under the Lease are fully performed, Guarantor (a) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and (b) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord  under this Lease.

9.             Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, released or limited in any way by any impairment, modification, release or limitation of the liability of Tenant or its estate in bankruptcy, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or from the decision of any court interpreting the same.

10.           Guarantor waives any right to require that resort be had to any security or to any other credit in favor of Tenant.

11.           Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.  Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

12.           Guarantor irrevocably appoints Tenant as his agent for service of process related to this Guaranty.

13.           Guarantor shall pay all of Landlord’s expenses, including but not limited to, attorney’s fees, incurred in enforcing this Guaranty.

14.           The Lease and this Guaranty shall be governed by, interpreted under the laws of, and enforced in the courts of the State of Maine.

15.           This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors, assigns and legal representatives of Guarantor, and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the Lease may be subject and subordinate from time to time.

16.           Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor.  Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord’s application thereof.

Landlord’s Initials	KW

Tenant’s Initials	TL

17.                                 Guarantor signs this guarantee personally and not as a representative or officer of any corporation, partnership, or trust.

	Guarantor:	VCG HOLDING CORP.,
390 Union Street, Suite 540
Lakewood, Colorado, 80228

VCG HOLDING CORP., a Maine corporation

By:	/s/Troy Lowrie
Troy Lowrie, CEO

Landlord’s Initials	KW

Tenant’s Initials	TL